SCUDDER VARIABLE LIFE INVESTMENT FUND
                             Two International Place
                           Boston, Massachusetts 02110

                                                September 7, 1998

Scudder Investor Services, Inc.
Two International Place
Boston, Massachusetts 02110

        Underwriting Agreement for Class A Shares

Dear Sirs:

        Scudder Variable Life Investment Fund (the "Fund") has been formed under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The shares of beneficial interest of the Fund ("Shares") are currently divided into certain portfolios ("Portfolios"), each of which (with the exception of the Money Market Portfolio) is divided into two classes of shares, Class A and Class B shares. However, additional Portfolios and/or classes of shares may be established from time to time by action of the Trustees. If the context requires and unless otherwise specifically provided herein, the term "Fund" as used in this Agreement shall mean, in addition, each separate Portfolio now existing and subsequently created. The Fund has selected you to act as principal underwriter as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), of the Class A Shares of the Fund and you are willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the terms and conditions hereinafter set forth. Accordingly, the Fund hereby agrees with you as follows:

        1. Delivery of Fund Documents. The Fund has furnished you with copies, properly certified or authenticated, of each of the following:

           (a) Declaration of Trust of the Fund dated December 11, 1997, as amended to date, (the "Declaration of Trust"), including a

           (b) Written Instrument to Establish and Designate Separate Series of Shares, as amended or supplemented from time to time.

           (c) Written Instrument Establishing and Designating Separate Classes of Shares, as amended or supplemented from time to time.

           (d) By-laws of the Fund.

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           (e) Resolutions of the Trustees of the Fund selecting you as principal underwriter and approving this form of Agreement.

        The Fund will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

        The Fund will furnish you promptly with properly certified or authenticated copies of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"), or the Investment Company Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

        2. Registration of Additional Class A Shares. The Fund will from time to time use its best efforts to register under the Securities Act such Class A Shares as you may reasonably be expected to sell on behalf of the Fund. You and the Fund will cooperate in taking such action as may be necessary from time to time to qualify Class A Shares so registered for sale by you or the Fund in any jurisdictions mutually agreeable to you and the Fund, and to maintain such qualifications. This Agreement relates to the issue and sale of Class A Shares that are duly authorized and registered and available for sale by the Fund, including redeemed or repurchased Class A Shares if and to the extent that they may be legally sold and if, but only if, the Fund sees fit to sell them.

        3. Sale of Class A Shares. The Fund has been formed to provide an investment vehicle for the separate accounts of life insurance companies offering variable life insurance policies and variable annuity contracts. Consequently, when used herein the terms "investor", "public", and similar terms include such insurance companies and their separate accounts. No person other than you is authorized to act as principal underwriter (as such term is defined in the Investment Company Act) for the Class A Shares of the Fund. Subject to the provisions of paragraph 5 and 7 hereof and to such minimum or maximum purchase or other requirements as may from time to time be currently indicated in the Fund's registration statement or prospectus, you are authorized to sell, as agent on behalf of the Fund, Class A Shares authorized for issue and registered under the Securities Act. You may also purchase as principal such Class A Shares for resale to the public. Such sales will be made by you on behalf of the Fund by accepting unconditional orders to purchase such Class A Shares placed with you by investors and such purchases will be made by you only after acceptance by you of such orders. The sales price to the public of such Class A Shares shall be the public offering price as defined in paragraph 6 hereof.

        4. Solicitation of Orders. You will use your best efforts (but only in jurisdictions in which you may lawfully do so) to obtain from investors unconditional orders for Class A Shares authorized for issue by the Fund and registered under the Securities Act, provided that you may in your discretion refuse to accept orders for Class A Shares from any particular investor.


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

        5. Sale of Class A Shares by the Fund. Unless you are otherwise notified by the Fund, any right granted to you to accept orders for Class A Shares or to make sales on behalf of the Fund or to purchase Class A Shares for resale will not apply to Class A Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding shares of any such company and such right shall not apply to Class A Shares that may be offered by the Fund to shareholders by virtue of their being holders of Class A Shares of the Fund, including Class A Shares to be purchased through reinvestment of income dividends and capital gains distributions.

        6. Public Offering Price. All Class A Shares offered and sold to investors by you will be offered and sold at the public offering price for that class of shares. The public offering price for all accepted subscriptions for Class A Shares will be the net asset value per Class A Share, as determined by the Fund in accordance with the Declaration of Trust, as now in effect or as it may be amended, next after the order is accepted by you.

        7. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Class A Shares shall be accepted by you except unconditional orders placed with you before you had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and your authority to accept orders for Class A Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so, such suspension to continue for such period as may be determined by the Fund; and in that event, no Class A Shares will be sold by you on behalf of the Fund while such suspension remains in effect except for Class A Shares necessary to cover unconditional orders accepted by you before you had knowledge of the suspension.

        8. Suspension, Termination or Limitation of Portfolios. You acknowledge that the Fund may, at any time such action is deemed desirable, suspend or terminate sales of Class A Shares of a Portfolio and that upon your receipt of notice of such action by the Fund you will, for such period as determined by the Fund, accept no further orders for Class A Shares of that Portfolio except unconditional orders placed with you before you had knowledge of such action. You acknowledge further that the Fund may from time to time set upper and lower limits on the number of Class A Shares of a Portfolio for which a purchaser may subscribe and may limit sales of Class A Shares of a Portfolio to their existing shareholders.

        9. Portfolio Transactions. Securities may be bought or sold for the Fund by or through you and you may participate directly or indirectly in brokerage commissions or "spread" in respect of transactions in securities of the Fund; provided, however, that all sums of money received by you as a result of such purchases and sales or as a result of such participation must, after reimbursement of your actual expenses in connection with such activity, be paid over by you to or for the benefit of the Fund.


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

        10. Expenses.

           (a) The Fund shall pay or arrange for the payment of all fees and expenses:

               (1) in connection with the preparation, setting in type and filing of any registration statement and prospectus under the Securities Act and/or the Investment Company Act, and any amendments or supplements thereto that may be made from time to time;

               (2) in connection with the registration and qualification of Class A Shares for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such Class A Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any state);

               (3) of preparing, setting in type, printing and mailing any notice, proxy statement, report, prospectus or other communication to Class A shareholders of the Fund in their capacity as such;

               (4) of preparing, setting in type, printing and mailing prospectuses annually to existing Class A shareholders;

               (5) in connection with the issue and transfer of Class A Shares resulting from the acceptance by you of orders to purchase Class A Shares placed with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a prospectus included with the confirmation of such orders;

               (6) of any issue taxes or any initial transfer taxes;

               (7) of that portion of WATS (or equivalent) telephone lines other than the portion allocated to you in this paragraph 10;

               (8) of wiring funds in payment of Class A Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

               (9) of that portion of the cost of printing business reply envelopes allocated to the Fund on the basis of use by existing shareholders to place redemption requests or to request information;

               (10) of postage for all business reply envelopes;


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

               (11) of that portion of one or more CRT terminals connected with the computer facilities of the transfer agent and used by the Fund to gain access to its shareholder records, allocated on the basis of such use;

               (12) permitted to be paid or assumed by the Fund pursuant to a plan ("12b-1 Plan") adopted by the Fund in conformity with the requirements of Rule 12b-1 under the Investment Company Act ("Rule 12b-1") or any successor rule, notwithstanding any other provision to the contrary herein; and

               (13) not specifically allocated to you hereunder.

           (b) You shall pay or arrange for the payment of all fees and expenses, subject to the Fund reimbursing you for such fees and expenses as may be permitted by the Fund pursuant to the Rule 12b-1 Plan in effect for the Class A Shares:

               (1) of printing and distributing any prospectuses or reports prepared for your use in connection with the offering of Class A Shares to the public;

               (2) of preparing, setting in type, printing and mailing any other literature used by you in connection with the offering of Class A Shares to the public;

               (3) of advertising in connection with the offering of Class A Shares to the public;

               (4) incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, directors, agents or representatives under Federal and state laws;

               (5) of that portion of WATS (or equivalent) telephone lines, allocated to you on the basis of use by investors (but not shareholders) who request information about or prospectuses of the Fund;

               (6) of that portion of printing business reply envelopes, allocated to you on the basis of use by investors and shareholders to purchase Class A Shares; and

               (7) of any activity which is primarily intended to result in the sale of Class A shares issued by the Fund.


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

        Expenses which are to be allocated between you and the Fund shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

        11. Selected Dealers. In connection with the offering of shares to the separate accounts of life insurance companies, or to the extent that the offer of variable life insurance policies and variable annuity contracts the premiums for which are allocated to such separate accounts which invest in Class A Shares may be deemed to include an offer of Class A Shares, you may enter into agreements with other broker-dealers registered under the Securities Exchange Act of 1934, as amended, provided that any such agreement shall be subject to the approval of the Trustees of the Fund.

        12. Conformity with Law. You agree that in selling Class A Shares you will duly conform in all respects with the laws of the United States and any jurisdiction in which such Class A Shares may be offered for sale by you pursuant to this Agreement and to the rules and regulations of the National Association of Securities Dealers, Inc., of which you are a member.

        13. Independent Contractor. You shall be an independent contractor and neither you nor any of your officers or employees is or shall be an employee of the Fund in the performance of your duties hereunder. You shall be responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees. You assume full responsibility for your agents or employees under applicable statutes and agree to pay all employee taxes thereunder.

        14. Services Not Exclusive. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right or that of any of your affiliates or employees, including any of your employees who may also be a Trustee, officer or employee of the Fund, to engage in any other business or to devote time and attention to the distribution or other related aspects of any other registered investment company or to render services of any kind to any other corporation, firm, individual or association.

        15. Indemnification. You agree to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Trustees, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by you or any of your employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by you, or (iii) may be incurred or arise by reason of your acting as the Fund's agent instead of purchasing and reselling Shares as principal in distributing Shares to the public, provided, however, that in no case (i) is your indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you have to the Fund or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defense of any suit brought to enforce any such liability, but, if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that you elect to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense of any such suit, you will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify the Fund of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

        The Fund agrees to indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which you or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statements or omission was made in reliance upon information furnished to you by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to


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

protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against you or any such director, officer or controlling person unless you or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such director, officer or controlling person (or after you or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to you, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, you, your directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse you or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

        16. Authorized Representations. The Fund is not authorized to give any information or to make any representations on behalf of you other than the information and representations contained in a registration statement or prospectus covering Class A Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or reports prepared for distribution to shareholders of the Fund. You are not authorized to give any information or to make any representations on behalf of the Fund in connection with the sale of Class A Shares other than the information and representations contained in a registration statement or prospectus covering Class A Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or reports prepared for distribution to shareholders of the Fund.

        17. Duration and Termination of the Agreement. This Agreement shall become effective upon the effective date of the Fund's post-effective amendment to its registration statement under Securities Act for Class A Shares and, unless sooner terminated as provided herein, will remain in effect until September 30, 1999 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Fund who are not interested persons of you or of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the Trustees or of a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time, without the payment of any penalty, by the Trustees, by a vote of a majority of the outstanding voting securities of Class A Shares of the Fund, or by you. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 17, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), shall be applied.

        18. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If you should at any time request that a change be made in the Fund's Declaration of Trust or By-laws or in the Fund's methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member relating to the sale of Class A Shares, and the Fund should not make such necessary change within a reasonable time, you may terminate this Agreement forthwith.

        19. Miscellaneous. The captions in this Agreement are included for the convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated December 11, 1997, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund.


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        If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract.

                                 Yours very truly,

                                 SCUDDER VARIABLE LIFE INVESTMENT FUND


                                 By:
                                     ---------------------------
                                     Thomas F. McDonough
                                     Vice President

The foregoing Agreement is hereby accepted as of the date thereof.

                                 SCUDDER INVESTOR SERVICES, INC.


                                 By:
                                     ---------------------------
                                     Daniel Pierce
                                     Vice President


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